FORM 8-K





                       SECURITIES AND EXCHANGE COMMISSION




                              Washington, DC 20549

                                 CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934




                          Date of Report: July 10, 1997



                               PECO ENERGY COMPANY
             (Exact name of registrant as specified in its charter)



                         PENNSYLVANIA 1-1401 23-0970240
                       (State or other (SEC (IRS Employer
                   jurisdiction of file number) Identification
                             incorporation) Number)




              230l Market Street, Philadelphia, Pennsylvania 19101
               (Address of principal executive offices) (Zip Code)



               Registrant's telephone number, including area code:
                                 (215) 841-4000



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Item 5. Other Events

As previously reported in the Company's Current Report on Form 8-K dated February 27, 1997 and Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, the Company had made an offer to acquire from Cajun Electric Power Cooperative, Inc. (Cajun) a thirty percent ownership interest in River Bend Nuclear Station, a 936 megawatt unit which is majority owned and operated by subsidiaries of Entergy Corp. Subsequently, the Company entered into an agreement with the bankruptcy trustee of Cajun to purchase the interest. The agreement contains a provision that permits the Company to terminate the agreement if its due diligence review reveals a situation which the Company reasonably believes to be a material adverse condition. On July 10, 1997, the Company notified Cajun and the trustee that the Company had discovered such a situation and was terminating the agreement.

                                     * * * *

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                             PECO ENERGY COMPANY


                                                               s\ J. B. Mitchell
                                                        Vice President - Finance
                                                                   and Treasurer


July 10, 1997